As filed with the Securities and Exchange Commission on
November 25, 1996
                                        Registration No. 333-
_________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ______________________

                              FORM S-8

                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933
                         ______________________

                         SUPERIOR TELECOM INC.

     (Exact name of registrant as specified in its charter)

               Delaware                      55-2248978
     (State or other jurisdiction of      (I.R.S. employer
     incorporation or organization)     identification number)

                         1790 Broadway
                    New York, New York 10019
                        (212) 757-3333
          (Address of principal executive offices)
                           (Zip code)

        Superior TeleCom Inc. 1996 Stock Option Plan
  Superior TeleCom Inc. Employee Stock Purchase Plan, as amended
     (Full title of the Plan)

                    Stewart H. Wahrsager, Esq.
                      Superior TeleCom Inc.
                         1790 Broadway
                    New York, New York 10019
                         (212) 757-3333
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

               Copies of all communications to:
                    Henry O. Smith III, Esq.
            Proskauer Rose Goetz & Mendelsohn LLP
                         1585 Broadway
               New York, New York  10036-8299
              _________________________________






                              CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
Title of                           Maximum        Maximum
securities     Amount to           Offering       Aggregate      Amount of
to be          be                  price per      offering       Registration
registered     registered(1)       share (2)      price          Fee
_______________________________________________________________________________
Common Stock   1,250,000 shares(3) $17.31         $ 21,640,625   $ 6,558
par value      250,000 shares(4)   $17.31         $  4,328,125   $ 1,312
$.01 per share
_______________________________________________________________________________

(1) Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under each of Superior TeleCom Inc.'s 1996 Stock Option Plan and Employee Stock Purchase Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) based upon the average of the high and low prices of the Common
     Stock as reported on the New York Stock Exchange on November
     19, 1996.

(3) The maximum number of shares as to which awards may be granted under the Superior TeleCom Inc. 1996 Stock Option
     Plan.

(4) The maximum number of shares as to which awards may be granted under the Superior TeleCom Inc. Employee Stock
     Purchase Plan, as amended.



















                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by Superior TeleCom Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

          (1)  The Company's Form S-1 filed on August 9, 1996
     (the "Form S-1").

          (2)  The Company's Form 8-A filed on October 2, 1996
(the "Form 8-A").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware permits corporations incorporated under the law of the State of Delaware (such as the Company) and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of such corporation or in an action by stockholders of such corporation.

     The Company's Certificate of Incorporation eliminates the liability of directors to stockholders or the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The Company's Certificate of Incorporation authorizes the Company to indemnify its directors and officers with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director or officer of the Company. In addition, the Company's Certificate of Incorporation permits the Company to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the Delaware General Corporation Law.

     The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.


     4.1  Certificate of Incorporation of the Company
          (incorporated herein by reference to Exhibit 3.1 to the Form S-1).

     4.2 By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to the Form S-1).

     4.3 1996 Stock Option Plan of the Company (incorporated herein by reference to Exhibit 10.7 to the Form S-1).

     *4.4 Amended and Restated Employee Stock Purchase Plan of the Company

     *5.  Opinion of Proskauer Rose Goetz & Mendelsohn LLP

     *23.1  Consent of Arthur Andersen LLP





     23.2 Consent of Proskauer Rose Goetz & Mendelsohn LLP
          (included in Exhibit 5)

     *24  Powers of Attorney


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

_________________
*    Filed herewith


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




















                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 22, 1996.

                              SUPERIOR TELECOM INC.

                              By   /s/ Steven S. Elbaum
                                   ____________________
                                   Steven S. Elbaum
                                   Chairman of the Board,
                                   Chief Executive Officer and
                                   President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures               Title                    Date
__________               ______                   _____

/s/ Steven S. Elbaum     Chairman of the Board    November 22,
_____________________    and Chief Executive      1996
  Steven S. Elbaum       Officer (principal
                         executive officer)


/s/ David S. Aldridge    Vice President and       November 22,
_____________________    Treasurer (principal     1996
  David S. Aldridge      financial accounting
                         officer)


                         Director                 November __,
---------------------                             1996
    Eugene P. Connell


/s/ Robert J. Levenson   Director                 November 22,
______________________                            1996
  Robert J. Levenson




/s/ Bragi F. Schut       Director                 November 22,
____________________                              1996
  Bragi F. Schut


/s/ Charles Y.C. Tse     Director                 November 22,
____________________                              1996
  Charles Y.C. Tse










































                                                  EXHIBIT 4.4


SUPERIOR TELECOM INC.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of December 1, 1996


1.   Purpose.
     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the requirements of such section of the Code. The Plan was approved by the Board on September 27, 1996, initially effective on October 1, 1996, and was approved by the sole stockholder of the Company on September 27, 1996. The Plan is amended and restated, effective as of December 1, 1996.


2.   Definitions.
     (a) "Agent" shall mean the agent appointed by the Committee pursuant to Section 11(b) hereof.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Committee" shall mean the Compensation Committee of the Board or such other committee appointed from time to time by the Board. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

     (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

     (g) "Company" shall mean Superior TeleCom Inc., a Delaware corporation.

     (h) "Compensation" shall mean the total cash compensation paid during an Offering Period by the Company, any Designated Subsidiary or any affiliate of the Company to an Employee, including overtime and bonuses, as reported by the Company, any Designated Subsidiary or any affiliate of the Company for federal income tax purposes, and including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code. Compensation shall not include any contributions by the Company or any of its affiliates to, or benefits paid under, this Plan or under any other pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan heretofore or hereafter adopted or any deferred compensation arrangement. For purposes of this Section, affiliate shall mean any entity required to be aggregated with the Company under Section 414(b),
(c), (m) or (o) of the Code.

     (i) "Designated Subsidiaries" shall mean each Subsidiary Corporation of the Company on the effective date of the Plan and future Subsidiary Corporations which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (j) "Employee" shall mean any person, including an officer, who is regularly and continuously employed by the Company or a Designated Subsidiary.

     (k) "Employer" shall mean, with respect to any Employee, the Company or Designated Subsidiary by which the Employee is employed.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Exercise Date" shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

     (n) "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).

     (o) "Offering Date" shall mean the first day of each calendar quarter.

     (p) "Offering Period" shall mean each calendar quarter during the effectiveness of the Plan, commencing on each Offering
Date, provided that the Committee shall have the power to change the duration of Offering Periods.

     (q) "Option" shall mean an option to purchase shares of Common Stock of the Company.

     (r) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (s) "Participant" shall mean an Employee who participates in the Plan.

     (t)  "Plan" shall mean the Superior TeleCom Inc. Employee
Stock Purchase Plan, as amended from time to time.

     (u) "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

     (v) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


3.   Eligibility.
     (a) Subject to the requirements of Section 4(b) hereof, any person who is (i) an Employee as of an Offering Date and (ii) who customarily works more than twenty (20) hours per week for an Employer and at least five (5) months per year for an Employer shall be eligible to participate in the Plan and be granted an Option for the Offering Period commencing on such Offering Date.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

     (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation or Parent Corporation; or

     (ii) which permits such Employee's right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary Corporation or Parent Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such Option is granted) for any calendar year in which such Option is outstanding at any time.


4.   Grant of Option; Participation.
     (a) On each Offering Date, the Company shall commence an offer by granting each eligible Employee an Option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3(b) and 10 hereof. The Committee shall specify the terms and conditions for each such offer, including the number of shares of Common Stock that may be purchased thereunder.

     (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, only by filing an agreement with the Company authorizing payroll deductions (as set forth in Section 5 hereof).

     (c) The Option price per share of the Common Stock subject to an offering shall be determined by the Board, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date immediately prior to the Offering Date or (ii) eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date. Effective as of December 1, 1996 until modified by the Board, the price per share of the Common Stock subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date immediately prior to the Offering Date or (ii) eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.


5.   Payroll Deductions.
     (a) At least fourteen (14) days prior to each Offering Date, a Participant may, in the manner prescribed by forms approved by the Committee, and subject to the restriction set forth in Section 3(b)(ii) above, authorize a payroll deduction in a designated dollar amount or in any whole percentage up to twenty-five percent (25%) of his or her Compensation, provided, that such maximum percentage may be reduced by the Committee, in its sole discretion, prior to the Offering Date. The minimum amount that may be deducted as a designated dollar amount or in any whole percentage of Compensation by a Participant for each payroll period shall equal at least one percent (1%) of a Participant's Compensation. A Participant may increase or decrease such payroll deductions prior to the beginning of an Offering Period, upon fourteen (14) days' prior written notice to the Human Resources Department. A Participant may terminate a payroll deduction authorization at any time, upon seven (7) days' prior written notice to the Human Resources Department. An authorization shall remain in effect until modified or terminated by the Participant or until the percentage used to determine the Option price (as set forth in Section 4(c) above) is effectively increased.

     (b) All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A
Participant may not make any additional payments into such account.

     (c) In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company, a Designated Subsidiary or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, such Participant's payroll deductions and the purchase of shares of Common Stock under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the twelve (12) month period after such hardship withdrawal. If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of withdrawal that has not already been applied to purchase shares of Common Stock, such cash balance shall be returned to the Participant as soon as administratively practicable.


6.   Exercise of Option.
     (a) Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant's election to purchase shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of whole and/or fractional shares of Common Stock subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant's account. If all or any portion of the shares cannot reasonably be purchased on the Exercise Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible.

     (b) The shares of Common Stock purchased upon exercise of an Option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares, including, without limitation, the right to receive dividends on the shares and the right to vote or tender such shares.


7.   Delivery of Common Stock.
     (a) Certificates for whole shares of Common Stock shall not be issued to Participants unless and until requested or as otherwise provided pursuant to Section 8, but in no event shall certificates be issued earlier than sixty (60) days (or such shorter period of time as the Committee, in its sole discretion, may determine) following the Exercise Date on which such shares of Common Stock were purchased. If a Participant requests certificates for whole shares of Common Stock, any fractional shares of Common Stock shall remain in the Participant's account during his or her employment, unless he or she requests cash in lieu of the fractional shares. A fee fixed by the Plan's Agent or transfer agent, as the case may be, may be charged to the Participant for the issuance of certificates of shares of Common Stock and for the replacement of lost certificates. Certificates for a fractional share of Common Stock shall not be issued under any circumstance.

     (b) A Participant may request the Agent to sell all or a portion of shares of Common Stock for which certificates have not been issued and receive cash for such shares, subject to any brokerage fees or commissions.


8. Withdrawals; Termination of Employment; Disability or Leave of Absence Prior to Termination of Employment.
     (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to such Participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time prior to the Exercise Date by giving seven (7) days' prior written notice to the Human Resources Department. All such payroll deductions credited to such Participant's account shall be paid to such Participant (without interest) promptly after receipt of such Participant's written notice of withdrawal and such Participant's Option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock shall be made for such Participant during such Offering Period. A Participant's withdrawal from an offering shall not have any effect upon such Participant's eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

     (b) If a Participant retires or terminates his or her employment with the Company or any Subsidiary for any reason other than death, the payroll deductions credited to such Participant's account (that have not been used to purchase shares of Common Stock) shall be returned or distributed to the Participant (without interest) as soon as practicable following the Participant's retirement or other termination of employment. The Participant shall elect, within the sixty (60) day period following the Participant's retirement or other termination of employment with the Company or any Subsidiary, (i) to receive certificates for all of the whole shares of Common Stock and cash in lieu of any fractional shares of Common Stock credited to the Participant's account under the Plan, (ii) to have all shares of Common Stock (including fractional shares) credited to the Participant's account under the Plan transferred to an individual brokerage account established by the Agent for the benefit of the Participant or for the benefit of the Participant and his or her spouse as joint tenants with rights of survivorship, or (iii) a combination of (i) and (ii). In the event the Participant does not make an election within such sixty (60) day period, all shares of Common Stock (including fractional shares) credited to the Participant's account under the Plan shall be transferred to an individual brokerage account established by the Agent for the benefit of the Participant. A fee fixed by the Plan's Agent may be charged to the Participant for the issuance of certificates of shares of Common Stock.

     (c) In the event of the Participant's death, the Participant's Option shall be exercised in accordance with the terms of the Plan such that the payroll deductions credited to such Participant's account after the Offering Date (whether before or immediately following the Participant's death) shall be used to purchase shares of Common Stock in accordance with the terms of the Plan. The Participant's beneficiary shall elect, within the sixty (60) day period following the Exercise Date following the Participant's death, (i) to receive certificates for all of the whole shares of Common Stock and cash in lieu of any fractional shares of Common Stock credited to the Participant's account under the Plan, (ii) to have all shares of Common Stock (including fractional shares) credited to the Participant's account under the Plan transferred to an individual brokerage account established by the Agent for the benefit of the Participant's beneficiary, or (iii) a combination of (i) and
(ii). In the event the Participant's beneficiary does not make an election within such sixty (60) day period, certificates for all shares of Common Stock (including fractional shares) credited to the Participant's account under the Plan shall be transferred to an individual brokerage account established by the Agent for the benefit of the Participant's beneficiary. A fee fixed by the Plan's Agent may be charged to the Participant's beneficiary for the issuance of certificates of shares of Common Stock.

     (d) In the event of a Participant's Disability or Leave of Absence, payroll deductions shall only be taken from Compensation that is due and owing to the Participant. To the extent that any cash balance has accumulated in the Participant's account, such balance shall be used to purchase shares of Common Stock on the Exercise Date. With respect to a Participant who becomes ineligible to participate due to a Disability or Leave of Absence, shares of Common Stock held in such Participant's account shall continue to be held in the Participant's account unless he or she elects otherwise under Section 7(a). In the event that such individual's Disability or Leave of Absence ends and such individual returns to work as an Employee and satisfies the eligibility conditions under Section 3, payroll deductions shall resume automatically in accordance with his or her most recent payroll deduction authorization form in effect prior to the Disability or Leave Of Absence, unless he or she elects otherwise. Section 8(b) shall apply to any termination of employment with the Company or any Subsidiary following a Participant's Disability or Leave of Absence. The terms "Disability" or "Disabled" shall mean a permanent and total disability as defined under Section 22(e)(3) of the Code. A "Leave of Absence" shall be determined in accordance with the personnel policies of the Participant's Employer.


9.   Dividends and Interest.
     (a) Cash dividends, if any, on shares of Common Stock acquired through the Plan will be automatically paid by check directly to the Participant by the Company. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

     (b) No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.


10.  Stock.
     (a) The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 250,000, subject to adjustment as provided in Section 16 hereof. If the total number of shares which would otherwise be subject to Options granted pursuant to Section 4(a) hereof on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of Option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. Purchases of Common Stock under the Plan shall be made by the Agent on the open market, or in the sole discretion of the Committee, may be made by the Company's delivery of treasury shares or newly-issued and authorized shares to the Plan, upon such terms as the Committee may approve.

     (b) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered solely in the name of the Participant or, at the election of the Participant, in the name of the Participant and his or her spouse as joint tenants with rights of survivorship.


11.  Administration.
     (a) The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the laws of, countries other than the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

     (b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell shares of Common Stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The initial Agent for the Plan is Smith Barney, Inc. Such Agent shall serve as custodian for pur-poses of the Plan and, unless otherwise requested by the Participant, Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

     (c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Employer, except in instances where any such person engages in willful neglect or fraud. Such right of indemnification shall include the right any such person engages in willful neglect or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

     (d) Participants shall be fully responsible for (i) any brokerage fees and commissions charged for the sale of Common Stock, (ii) any fees for certificates of shares of Common Stock issued to a Participant and (iii) any taxes owed by them as a result of participation in the Plan.


12.  Designation of Beneficiary.
     A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares of Common Stock and cash remaining in such Participant's account under the Plan in the event of the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice. If a Participant is married on the date of his death and no beneficiary had been designated by the Participant prior to his death, the Participant's spouse will be presumed to be his beneficiary. If a Participant is not married on the date of his death and no beneficiary had been designated by the Participant prior to his death, the Participant's beneficiary shall be his estate.


13.  Transferability.
     (a) Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 10(b) or 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

     (b) All rights of a Participant granted under this Plan, including but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section 8(c) hereof.


14.  Use of Funds.
     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.


15.  Reports.
     Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at such times prescribed by the Committee; such statements shall set forth the amounts of payroll deductions, the per share purchase price, the number of shares of Common Stock purchased, the aggregate shares in the Participant's account and the remaining cash balance, if any.


16.  Effect of Certain Changes.
     (a) In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per share of Common Stock covered by each Option under the Plan which has not yet been exercised.

     (b) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving Corporation, any Option granted under the Plan shall continue in full force and effect unless either (i) the Board modifies such Option so that it is fully exercisable with respect to all of the Common Stock subject thereto prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option as contemplated under Section 424(a) of the Code.


17.  Amendment or Termination.
     The Company, by action of the Board (or a duly authorized committee thereof), may at any time terminate or amend the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to such Participant's account (that have not been used to purchase shares of Common Stock).


18.  Notices.
     All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.


19.  Regulations and Other Approvals; Governing Law.
     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (b) The obligation of the Company to sell or deliver shares of Common Stock with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) To the extent required, the Plan is intended to comply with Rule 16(b)-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16(b)-3 shall be inoperative and shall not affect the validity of the Plan.
The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act and Rule 16(b)-3, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.


20.  Withholding of Taxes.
     (a) If the Participant makes a disposition, within the meaning of Section 424(c) of the code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant's exercise of an Option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

     (b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes.


21.  No Employment Rights.
     The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant under the Plan.


22.  Severability of Provisions.
     If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.


23.  Construction.
     The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.



















                                             EXHIBIT 5

                                             November 22, 1996



Superior TeleCom Inc.
1790 Broadway
New York, New York 10019

Dear Sirs:

     We are acting as counsel to Superior TeleCom Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of: (i) 1,250,000 shares of Common Stock, par value $.01 per share, of the Company to be issued by the Company upon exercise of certain stock options granted, or to be granted, to certain employees of the Company pursuant to the Company's 1996 Stock Option Plan; and
(ii) 250,000 shares of such stock to be issued to certain employees of the Company pursuant to the Company's Employee Stock Purchase Plan, as amended (collectively, the "Shares"). The foregoing two plans are referred to hereinafter collectively as the "Plans."

     As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise in accordance with the terms of the applicable Plan against payment of the exercise price therefor, and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.






     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                         Very truly yours,



                         Proskauer Rose Goetz & Mendelsohn LLP








































                                                  EXHIBIT 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of: (1) our report dated September 11, 1996 (except for the matter discussed in Note 16, as to which the date is October 2,
1996) for Superior Telecommunications Inc. and subsidiary and DNE Systems, Inc. and subsidiaries (to be reorganized as Superior TeleCom Inc.), (2) our report dated October 2, 1996 for Superior TeleCom Inc. and (3) our report dated February 24, 1995 (except for the matter discussed in Note 14, as to which the date is May 11, 1995) for Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire and Cable, Inc., each included in Superior TeleCom Inc.'s Form S-1 dated August 9, 1996, and to all references to our Firm included in this Registration Statement.


                                   ARTHUR ANDERSEN LLP



Atlanta, Georgia
November 21, 1996





























                                                       EXHIBIT 24



                         POWERS OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven S. Elbaum and David S. Aldridge, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Superior TeleCom Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1996 Stock Option Plan and the Company's Employee Stock Purchase Plan, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


November 22, 1996

                                        /s/ David S. Aldridge
                                        ________________________
                                        David S. Aldridge


                                        ________________________
                                        Eugene P. Connell


                                        /s/ Steven S. Elbaum
                                        ________________________
                                        Steven S. Elbaum


                                        /s/ Robert J. Levenson
                                        ________________________
                                        Robert J. Levenson



                                        /s/ Bragi F. Schut
                                        ________________________
                                        Bragi F. Schut


                                        /s/ Charles Y.C. Tse
                                        ________________________
                                        Charles Y.C. Tse